          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement        / /  Confidential, for Use of the
/ /  Definitive Proxy Statement              Commission Only (as Permitted by
/ /  Definitive Additional Materials         Rule 14a-6(e)(2)
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         COMPREHENSIVE CARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                        COMPREHENSIVE CARE CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

         7 1/2% Convertible Subordinated Debentures Due April 15, 2010
         -----------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

         $9,538,000 in original principal amount
         -----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


         -----------------------------------------------------------------------

     4.  Proposed maximum aggregate value of transaction:

         $9,538,000 in original principal amount
         -----------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined: Estimated solely for the purpose of calculating the filing fee, pursuant to Rule 0-11(a)(4) and 0-11(b)(2), for this filing herein equal to one-fiftieth (1/50th) of one percent of one-third of the value of the maximum amount of Debentures to be acquired by the Issuer (the "Transaction Value") based on the average of the bid and asked prices of the Debentures as reported by some of the market makers in the Debentures as of a trading date within the five trading days prior to the date of this filing by the Issuer, or the book value of the Debentures in the event there is no such market value known or reasonably available. The $9,538,000 maximum original principal amount of Debentures to be exchanged represents $9,538,000 in value on the Issuer's books. The Issuer has an accumulated capital deficit, thereby qualifying for a two-thirds fee discount as such an Issuer, a specifically described category of financially distressed entity listed in Rule 0-11(a)(4).


/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

         $6,358.67
         -----------------------------------------------------------------------

     2.  Form, Schedule or Registration Statement No.:

         SCHEDULE 13E-4; FILE NO. 005-19482
         -----------------------------------------------------------------------

     3.  Filing Party:

         COMPREHENSIVE CARE CORPORATION
         -----------------------------------------------------------------------

     4.  Date Filed:

         SEPTEMBER 14, 1995
         -----------------------------------------------------------------------

                         COMPREHENSIVE CARE CORPORATION

                            SOLICITATION OF CONSENT

TO THE SECURITYHOLDERS:

         The Board of Directors of Comprehensive Care Corporation (the "Company") requests your consent in writing, without a meeting, for the following purposes:

         1. Notice to Bank of America National Trust and Savings Association of a rescission of acceleration of the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Securities") as described in the accompanying Proxy Statement ("Proposal 1").

         2. Waiver of any other Events of Default under the Debentures (other than any principal and interest due otherwise than by acceleration) and to direct the Trustee not to pursue any remedy under the Debentures or the Indenture upon anything less than future directions given by a majority in outstanding principal amount of Debentures. ("Proposal 2").

         Management and the Board of Directors recommend approval to permit and facilitate the completion of an Exchange Offer.

         Only Securityholders of record are entitled to sign a Consent card, and each record Securityholder is urged to SIGN, DATE and MAIL the enclosed Consent card as promptly as possible in the postage prepaid envelope enclosed to Bank of America National Trust and Savings Association, Corporate Trust Department No. 8510, 333 South Beaudry Avenue, Los Angeles, California 90017,
Attention:  Miss Sandy Chan.

                                  By Order of the Board of Directors,


                                  Kerri Ruppert
                                  Secretary

September __, 1995
Newport Beach, California

--------------------------------------------------------------------------------
                           YOUR CONSENT IS IMPORTANT

TO ENSURE YOUR CONSENT BEING COUNTED, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND MAIL IT IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                         COMPREHENSIVE CARE CORPORATION

                                PROXY STATEMENT

               INFORMATION CONCERNING SOLICITATION AND CONSENTING

GENERAL

         The Board of Directors hereby requests that the holders of 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Securities") of Comprehensive Care Corporation (the "Company") notify Bank of America National Trust and Savings Association (the "Trustee") of rescission of acceleration of the Securities, waive every continuing Event of Default and instruct the Trustee not to pursue remedies for any continuing Event of Default so that the acceleration can be rescinded (collectively, "Consent"). Please provide your Consent on every Proposal by signing, dating and mailing the enclosed Consent to the Trustee using the pre-addressed envelope provided for your convenience. The Trustee's address is Bank of America National Trust and Savings Association, Corporate Trust Department No. 8510, 333 South Beaudry Avenue, Los Angeles, California 90017, Attention: Miss Sandy Chan., telephone (213) 345-4652, fax:
(213) 345-7596.

         These materials were first given or mailed to Securityholders on or about September __, 1995.

         Requests for information or documents may be directed to the attention of Kerri Ruppert, Vice President, Chief Accounting Officer and Secretary, at the principal executive office of the Company, located at 4350 Von Karman Avenue, Suite 280, Newport Beach, California 92660.

PURPOSE OF CONSENT

         In order to rescind an acceleration of the Securities, the Indenture dated as of April 25, 1985 (the "Indenture") between the Company and Trustee prescribes that a majority of principal amount outstanding of the Securities must give notice to the Trustee.

RECORD DATE

         Securityholders of record at the close of business on the date a Consent is executed are entitled to give Consents to the actions proposed, and to bind all successors and assigns until Consent is properly revoked. At September 14, 1995, an aggregate of $9,538,000 principal amount of the Securities was outstanding.

REVOCABILITY OF CONSENTS

         The Company will not use Consents received from the Securityholders for a minimum period (the "Consent Solicitation Period") after the date of commencing this solicitation of 20 business days (approximately 30 calendar days). The Consent Solicitation Period as to all Proposals shall end at 5:00 o'clock p.m. New York City time, on the later of (a) Wednesday, October 11, 1995 or (b) the first date on which the Company holds a number of Consents sufficient to be used to effect all of the actions proposed.

         Any Consent given pursuant to this solicitation is considered revocable by the person giving it at any time before it is used by the Company. If prior to the end of the Consent Solicitation Period, the Company or the Trustee receives a written notice of revocation of a Consent or a duly executed Consent bearing a later date, any earlier-dated Consent will be revoked.

VOTING

         "Disapproving" or "abstaining" on a proposal, and brokers' indicating a "non-vote" in any other manner, all have the same effect and none is counted as a Consent on such proposal. If a preference is not indicated on a signed and dated Consent delivered by any Securityholder, the Consent will be counted as FOR Proposals 1 and 2.

         An undated Consent cannot be used. Only record holders may give a Consent. The Consent card provided may be executed by the record holder or pursuant to authority given by the record holder's written proxy.

SOLICITATION

         The Company has retained Continental Stock Transfer & Trust Co., a full-service firm, to provide Consent or Proxy information services, limited to assuring that Securityholders receive a Proxy Statement and other documents incorporated or contemplated therein and other administrative assistance. The cost of soliciting Consents or Proxies will be borne by the Company at a cost of approximately $__________, plus reasonable out-of-pocket expenses.

         The Company is required to undertake to reimburse, and does reimburse, brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

         Consents may be solicited personally or by telephone or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

                                  Proposal 1:


(*8)



                  MANAGEMENT RECOMMENDS A CONSENT OR VOTE FOR
                                  Proposal 1:
                  NOTICE TO THE TRUSTEE FROM DEBENTUREHOLDERS
                     TO EFFECT A RESCISSION OF ACCELERATION
                               and Proposal 2:
                         WAIVER OF EVENTS OF DEFAULT
                                     AND
               INSTRUCTION TO THE TRUSTEE NOT TO SEEK REMEDIES
    EXCEPT UPON A SUBSEQUENT INSTRUCTION BY A MAJORITY IN PRINCIPAL AMOUNT


 REQUIRED VOTE

         Under the Indenture, approval of each proposal requires Consent of at least a majority of the outstanding principal amount of Debentures.

BACKGROUND

         The Company has outstanding $9,538,000 in original principal amount of Debentures. The Debentures were issued in 1985 for a price equal to 100% of the face value. The interest cost to the Company is 7.5% of the original principal amount per year. The Debentures currently are redeemable by the Company at 100.00% of face value.

DEFAULT ON DEBENTURES

         The Company's losses in fiscal 1995 caused the Company to suspend interest payments to the holders of the Company's Debentures. As a result, a group of holders and purported holders declared in February 1995 an acceleration of principal in the aggregate amount of $9,538,000 plus interest, which became immediately due and payable. A subset of such persons filed an involuntary petition in United States Bankruptcy Court for the Northern District of Texas against the Company under Chapter 7 of the U.S. Bankruptcy Code, which was dismissed with the consent of the petitioners on March 6, 1995.

PROPOSED EXCHANGE OFFER WITH HOLDERS OF DEBENTURES

        On March 3, 1995 the Company entered into a letter agreement with Mr. Jay H. Lustig, a representative of holders of Debentures who had taken such actions. The agreement provides for a consensual out-of-court resolution that the Company's Board of Directors approved as being in the best interests of the Company and its stockholders and other stakeholders. The holders' representative agreed to provide notices of waiver of the interest non-payment default, notices of rescission of the Debenture acceleration and the effects thereof, and consent to the immediate dismissal of the involuntary Chapter 7 petition. In return, the Company agreed to provide an opportunity to holders of Debentures to tender their Debentures to the Company pursuant to an exchange offer ("Exchange Offer") to be made by the Company to the holders of Debentures. The offer consideration will consist of a payment of $500 in cash and $120 worth in shares of Common Stock at a defined value equal to an average market price over a specified trading period per each $1,000 in original face amount of Debentures. Tendering holders will not receive interest accrued from and after April 15, 1994 and in lieu of calculated interest will receive an additional $80 in cash as interest per $1,000 face amount of Debentures. If the Exchange Offer with holders of Debentures is consummated on the terms in the letter agreement, and assuming the tender of 100% of the outstanding Debentures, the portion of the required offer consideration which will be payable in cash by the Company would be approximately $5,532,000. In addition, the agreement provides for a pledge of all of the shares of CareUnit, a wholly-owned operating subsidiary of the Company, to secure the Company's obligation to complete the exchange on the agreed upon terms; failure to complete an exchange could result in a foreclosure sale of such shares.

         Under the Agreement with Mr. Lustig, if the legal prerequisites to the Exchange Offer are not completed within 180 days, the Company would not be in compliance with the Agreement. The Agreement, however, conditions the Company's obligations upon performance of all of the obligations of and by Mr. Lustig. Mr. Lustig has agreed to use best efforts to obtain from the holders of a majority interest in the Company's outstanding Debentures a consent to, or waiver of, certain incidents of non-compliance with, and to rescind acceleration of, the Debentures. The Company intends to make the Exchange Offer although the representative has not substantially performed. Although the Debentureholders represented by Mr. Lustig ("Participating Securityholders") consented to withdrawal of the bankruptcy petition, and submitted notices of recission of acceleration, the Participating Securityholders did not hold a majority in principal amount of the Debentures.

         On the next regular interest payment date, October 16, 1995, at 1:00 p.m. California time, the Company intends to pay interest on the Debentures if holders of Debentures give notice of rescission of acceleration, and to thereby effect a concurrent rescission of the acceleration of the Debentures.

         Failure to consummate the Exchange Offer may result also in the Company considering alternatives including filing for voluntary protection under Chapter 11 of the U. S. Bankruptcy Code. In such case, the Company believes that the recovery to its security holders would be less than that which would be achieved under the consensual out-of-court arrangement the Company has reached with Mr. Lustig.

EXCHANGE OFFER FUNDING REQUIREMENTS AND SOURCES

         The proposed Exchange Offer will require, if accomplished, the issuance of up to 152,608 shares of the Company's Common Stock to fund the stock portion of the Exchange. In addition, the Company will require a maximum of $5,532,040 to pay the cash portion of the Exchange Consideration exchange. Approximately $1,116,063, representing three semi-annual interest installments, including default interest from the original due date, would be accrued and unpaid as of October 15, 1995; however accrued interest will not be paid on exchanged Debentures except to the extent of $763,040 included in Exchange Consideration.

         One potential source of cash would be a private placement of securities of the Company for cash. The Company is seeking approval of its stockholders for issuances of up to 850,000 shares of Common Stock and 60,000 shares of Preferred Stock, and other equity or debt securities (a "Placement Transaction").

         Payment of Exchange Consideration is subject to restrictions contained in the Indenture. If payment in cash is impossible or prohibited by any law, rule or order, the Company may offer, among other things, to exchange the Debentures for capital stock or offer to issue additional shares of Common Stock upon conversion of Debentures or other securities issued by the Company. Such restrictions may arise because there may be Senior Debt that has matured or is in default on account of the Debentures' acceleration and/or continuing Events of Default, otherwise than acceleration, and such Senior Debt could require payment in advance of the delivery of the Exchange Consideration or the default interest payments to the tendering and non-tendering Debentureholders, respectively.

         The Company's plans with respect to the Debenture Exchange Offer include pursuing sources of funds other than proceeds contemplated in private Placement Transactions. These other sources may include, without limitation, other private sales or dispositions of property or securities. There can be no assurance that additional financing will be available on acceptable terms, if at all. If adequate funds are not available on acceptable terms, the Company may be required to delay, scale back or eliminate the Debenture Exchange Offer.

         The Company has engaged in certain preliminary discussions relating to a possible Placement Transaction. The Company expects that any Placement Transaction will be primarily negotiated with one or more investors, and will not necessarily be made available on equal monetary terms to all holders of Common Stock. Although the final terms of any Placement Transaction cannot be predicted, and no assurance can be given that any Placement Transaction will occur, the Company expects that a Placement Transaction could involve the exchange or issuance of Common Stock, Debentures, preferred stock, convertible debt or other securities or cash or property.

         The Company's global financial restructure was set back by unanticipated delays that arose, in large part, because of the resistance of the Company's then auditing firm, Arthur Andersen LLP ("Arthur Andersen"), to the Company's requests for consent to use Arthur Andersen's 1993 and 1994 audit reports in connection with any of the Company's registration statements under the Securities Act of 1933 (the "1933 Act") and the termination by Arthur Andersen of its two-year audit engagement with the Company, in the fourth fiscal quarter of 1995. See "Changes in Accountants."

POTENTIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material United States federal income tax aspects of the Exchange Offer to the Company. The discussion is a summary for general information only and does not consider all aspects of United States federal income tax that may be relevant to a Debentureholder of the Company receiving Exchange Consideration in the Exchange Offer in light of his or her personal circumstances. The following discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction. The discussion assumes that the Convertible Debentures are properly classified as indebtedness for federal income tax purposes. In addition, the discussion assumes that the Exchange Offer is consummated outside of a reorganization under the Bankruptcy Code.

         This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion.

THE EXCHANGE OFFER

Effects on Debentureholder

         In the event that, as generally would be the case, the transaction is taxable for federal income tax purposes, and tax would be due in the year of the Exchange. Assuming that the amounted called an interest payment in the Exchange Offer is treated as such, and that Debentures are held as a capital asset, the exchange will result in capital gains income to the extent that the fair market value as of the date of the Exchange of the Common Shares received plus the amount of cash received by the Debentureholder as Exchange Consideration exceeds the Debentureholder's tax basis in such Debentures. The accrual or receipt of interest results in ordinary income, subject again to being treated as an interest payment for tax purposes. Depending on whether the taxpayer is on an accrual basis, the Debentureholder may deduct previously accrued interest income for interest that is waived and released.

        In connection with the Exchange Offer, the Company will realize gross income from the discharge of indebtedness ("DOD Income") to the extent that the adjusted issue price of the Debentures exceeds the fair market value of the cash and Common Stock exchanged for the Debentures in the Exchange Offer. Such DOD Income will be taxable except to the extent that (a) the Company is insolvent immediately before the Exchange Offer occurs (the "Insolvency Exclusion"). The Company would be insolvent to the extent that its liabilities exceed the fair market value of its assets. In the event that the Exchange occurs, then the Company will realize DOD Income to the extent described above, subject to the exclusion of such DOD Income to the extent that the Insolvency Exclusion applies. However, under Section 108(b) of the Code, the Company is required to reduce certain tax attributes (including net operating loss carryovers unless an election is made to reduce only the adjusted tax basis of depreciable assets) to the extent of income excluded under the Insolvency Exclusion. In the case of an affiliated group filing consolidated federal income tax returns, such as the group of which the Company is the common parent (the "Company Group"), the manner in which tax attributes are reduced under
Section 108(b) of the Code in connection with the Insolvency Exclusion is not clear. One possibility is that only the tax attributes of the Company are reduced by the DOD Income excluded under the Insolvency Exclusion. Another possibility is that the consolidated tax attributes of all members of the Company Group can be reduced by the DOD Income excluded under the Insolvency Exclusion. The Company has not determined whether, or the extent to which, it is insolvent for purposes of the Insolvency Exclusion or the Stock For Debt Exception.

        Based on certain assumptions made by the Company that it considers to be reasonable (including the assumption that the Company did not have a net unrealized built-in loss during the first quarter of 1996, the assumption that the Company will not have a net unrealized built-in loss at the time the Exchange Offer completed, the assumption that the fair market value on date of issue of the Common
Stock issued pursuant to the Exchange Offer will not be less than the deferred value of the Common Shares of $7.50 per share, and the assumption that the Company's actual net operating losses will be available at certain levels), the Company believes that it will not recognize significant DOD Income in excess of available net operating losses (see the discussion below) as a consequence of the Exchange Offer.

         Section 382 of the Code provides rules limiting the utilization of a corporation's net operating loss carryovers following a more than 50% change in ownership of a corporation's equity by 5% shareholders and certain segregated public groups (an "ownership change"). Upon the occurrence of an ownership change, the amount of post-ownership change annual taxable income of the Company Group that can be offset by the Company Group's pre-ownership change consolidated net operating loss carryovers generally cannot exceed an amount equal to the product of (i) the fair market value of the Company's stock (subject to various adjustments) multiplied by (ii) the federal long-term tax-exempt rate in effect on the date of the ownership change (the "Annual Limitation"). In addition, in the event that the Company Group has a net unrealized built-in loss at the time of the ownership change, the deduction of certain built-in losses recognized during the five year recognition period following the date of the ownership change will be subject to the Annual Limitation. In the event of multiple ownership changes, the applicable Annual Limitation for pre-ownership change net operating losses will be the lowest Annual Limitation among such ownership changes.

         The Company has a net operating loss carryover into fiscal and tax year 1996 of approximately $11.5 million (the "NOLs"). All of such NOLs may be limited by Section 382 of the Code as a consequence of the occurrence of one or more ownership changes. The Company believes that, as of the start of fical 1996, such NOLs were not subject to an annual limitation on their utilization

        As a consequence of the Exchange and other financial restructuring, however, there is a substantial risk that the Company Group will undergo an ownership change (the "Ownership Change"). In the event that the Ownership Change occurs, it is likely that the Annual Limitation will materially reduce the amount of annual taxable income that can be offset with NOLs. In addition, at the time of the Subsequent Ownership Change, the Company Group may have a net unrealized built-in loss. Accordingly, the deduction of certain material losses and other items recognized during the five year recognition period succeeding the Subsequent Ownership Change may be subject to such materially reduced Annual Limitation.

EXCHANGE OF DEBENTURE CERTIFICATES

         Continental Stock Transfer & Trust Co. will act as the Company's exchange agent (the "Exchange Agent") to act for holders of Debentures in implementing the Exchange of their certificates. Do not send Debenture certificates to the Trustee.


BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS

         The Board of Directors reserves the right, notwithstanding Debentureholders' approval and without further action by the Debentureholders, to elect not to proceed with any of the proposed actions in connection with the Exchange Offer, if at any time prior to the Company's completion thereof the Board of Directors, in its sole discretion determines that the proposed action is no longer in the best interests of the Company.

         Under each of the Proposals, the Board reserves the right to delay or defer any occurrence, action, event or record date, upon notice, for purposes of allowing the Consent Solicitation Period to remain open for any legally required period or periods of time.

         The Board of Directors also retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of the proposed actions.

NO DISSENTERS' RIGHTS

         Under Delaware law, Debentureholders are not entitled to dissenter's rights of appraisal with respect to the Proposals or an Exchange Offer.

                           DESCRIPTION OF DEBENTURES

         $46,000,000 principal amount, at a price of 100% of face amount plus accrued interest, of the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures") were issued under an Indenture dated as of April 15, 1985 (the "Indenture") between the Company and Bank of America National Trust and Savings Association, as trustee (the "Trustee"). At August 31, 1995, $9,538,000 in principal amount remained outstanding.

         The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "1939 Act") as in effect on the date of the Indenture. The Debentures are subject to all such terms, and persons interested in terms are referred to the Indenture and the 1939 Act for a statement thereof. This summary makes use of terms defined in the Indenture and does not purport to be complete, and is qualified in its entirety by references to the Indenture and the 1939 Act. All references to "Section," "Article" or "Paragraph" in this section refer to the applicable Section or Article of the Indenture or the applicable Paragraph in the form of Debenture included in the Indenture, as the case may be.

GENERAL

         The Debentures represent general unsecured obligations of the Company, subordinate in right of payment to certain other obligations of the Company as described under "Subordination of Debentures." The Debentures are convertible into the Company's Common Stock as described under "Conversion of Debentures." The Debentures are issued in fully registered form only in denominations of $1,000 or any whole multiple thereof, and will mature on April 15, 2010. The Debentures are traded in the over-the-counter market.

         The Company pays interest on the Debentures at the rate of 7 1/2% per annum to the persons who are registered holders of Debentures at the close of business on the April 1 or October 1 next preceding the interest payment date. Interest is payable semiannually on April 15 and October 15 of each year. Interest is computed on the basis of a 360-day year of twelve 30-day months. The Company may pay principal and interest by its check and may mail interest checks to a holder's registered address. Principal and premium, if any, will be payable, and the Debentures may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Trustee in Los Angeles, California.

CONVERSION OF DEBENTURES

         The holder of any Debenture will be entitled at any time prior to the close of business on April 15, 2010, subject to prior redemption, to convert the Debentures or portions thereof which are $1,000 or whole multiples thereof, at the principal amount thereof, into shares of Common Stock of the Company, at the adjusted conversion price of $230.21 per share, subject to further adjustment as described below. On each semi-annual interest payment date, interest will be paid to the registered holder as of the record date for payment. Debentures that are surrendered for conversion after the record date for the payment of interest would receive the interest payable (Paragraph 2). No other payment or adjustment will be made on conversion of any Debenture for interest accrued thereon or dividends on any Common Stock issued (Section 10.02). The Company will not issue fractional shares of Common Stock upon conversion of Debentures and, in lieu thereof, will pay a cash adjustment based upon the market price of the Common Stock on the last business day prior to the date of conversion (Section 10.03 and Paragraph 8). In the case of Debentures called for redemption, conversion rights will expire at the close of business the fifth business day prior to the redemption date (Section 3.03 and Paragraph
8).

         The conversion price is subject to adjustment as set forth in the Indenture in certain events, including: the issuance of stock of the Company as a dividend or distribution on the Common Stock; subdivisions and combinations of the Common Stock; the issuance of stock of the Company upon certain reclassifications of its Common Stock; the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for Common Stock at less than the current market price (as defined); the distribution to all holders of Common Stock of debt securities or assets of the Company or rights or warrants to purchase assets or securities of the Company (excluding cash dividends or distributions paid out of current or retained earnings); the issuance of shares of Common Stock (with certain exceptions) for less consideration than the current market price; and the issuance of securities convertible into or exchangeable for shares of Common Stock (other than pursuant to transactions described above and with certain exceptions) for a consideration per share of Common Stock deliverable on such conversion or exchange that is less than the current market price of the Common Stock. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for rights to purchase Common Stock pursuant to a Company dividend or interest reinvestment plan. In addition, no adjustment need be made if holders of Debentures are to participate in such transactions on a basis and with notice that has been determined to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company may at any time reduce the conversion price by any amount, provided that any such reduction must be effective for a minimum period of 15 days. If the Company consolidates or merges into or transfers or leases all or substantially all of its assets to any person, the Debentures will become convertible into the kind and amount of securities, cash or other assets which the holders of the Debentures would have owned immediately after the transaction if the holders had converted the Debentures immediately before the effective date of the transaction (Sections 10.06-10.18).

         If the Company makes a distribution resulting in an adjustment to the conversion price and such adjustment is considered to result in an increase in the proportionate interests of the holders of the Debentures in the assets or earnings and profits of the Company, holders of the Debentures may be viewed as receiving a "deemed distribution" that is taxable as a dividend under Sections 301 and 305 of the United States Internal Revenue Code of 1986, as amended (as it exists on the date hereof (the "Code").

OPTIONAL REDEMPTION

         The Company may, at its option, redeem all or part of the Debentures, on at least 15 days' but not more than 60 days' notice to each holder of Debentures to be redeemed at the holder's registered address, at the redemption price (expressed as a percentage of principal amount) of 100.00%, plus accrued interest to the redemption date.

SINKING FUND

         The Company is required to redeem, through operation of a sinking fund, 5% of the aggregate principal amount of Debentures on April 15, 1996, and on each April 15 thereafter through April 15, 2009, at a redemption price of 100% of principal amount thereof, plus accrued interest to the redemption date. Such sinking fund payments are calculated to retire 70% of the Debentures prior to maturity. The Company may reduce the principal amount of Debentures to be redeemed by subtracting 100% of the principal amount of any Debentures that holders of the Debentures have converted on or before such April 15 or any Debentures that the Company has delivered to the Trustee for cancellation or that the Company has redeemed other than through operation of the sinking fund on or before such April 15 (Paragraph 6).

SUBORDINATION OF DEBENTURES

         The payment of the principal of, premium, if any, and interest on the Debentures is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, as defined in the Indenture, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Upon (i) the maturity of Senior Debt, including by acceleration or otherwise, or (ii) any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of Senior Debt will be entitled to receive payment in full before the holders of Debentures are entitled to receive any payment (Sections 11.03-11.04).

         "Senior Debt" means all defined Debt (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Debentures.

         "Debt" means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing obligations of the Company as lessee under leases of real or personal property, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of the Company in accordance with generally accepted accounting principles (Section 11.02).

         The principal amount of Senior Debt at August 31, 1995 was estimated at $6 million. In addition, the claims of third parties to the assets of the Company's subsidiaries incurring such obligations will be superior to those of the Company as a stockholder, and, therefore the Debentures may be deemed to be effectively subordinated to the claims of such third parties. Certain substantial operations of the Company are conducted through such subsidiaries, and the Debentures are effectively subordinated to repayment of the Company's liabilities arising from those operations. The Indenture will not limit the amount of additional indebtedness, including Senior Debt, which the Company or any subsidiary can create, incur, assume or guarantee. As a result of these subordination provisions, in the event of insolvency, holders of the Debentures may recover less ratably than other creditors of the Company or its subsidiaries.

EVENTS OF DEFAULT AND REMEDIES

         An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment when due of principal and premium, if any, on the Debentures; failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Debentures; and certain events of bankruptcy or insolvency (Section 6.01).

         If any Event of Default occurs and is continuing, the Trustee, or the holders of at least 25% in the principal amount of the Debentures then outstanding can give notice to the Company and the Trustee in order to accelerate and to declare all the Debentures to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, and subject to applicable law, all outstanding Debentures become due and payable without further action or notice (Section 6.02).

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Indenture or the Debentures. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. (Section 6.03)

         Holders of the Debentures may not enforce the Indenture or the
Debentures except as provided in the Indenture.   A holder of Debentures may
enforce a remedy with respect to the Indenture or the Debentures only if the Trustee gives notice of a continuing Event of Default, the holders of at least 25% in principal amount of then outstanding Debentures make a request to the Trustee to pursue the remedy, such holders offer to the Trustee an indemnity satisfactory to the Trustee against loss, liability or expense, the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and during such 60-day period the holders of a majority in principal amount of then outstanding Debentures do not give the Trustee a direction inconsistent with the request. (Section 6.06) Subject to certain limitations, holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee regarding the time, method and place of exercising any trust or power conferred on it (Section 6.05).

         The Trustee is required, within 90 days after the occurrence of any default which is known to the Trustee and continuing, to give the holders of the Debentures notice of such default. The Trustee may withhold from holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest (Section 7.05). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and upon becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default (Section 4.03).

MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The Company may not consolidate or merge into, or transfer all or substantially all of its assets to, another corporation, person or entity unless (i) the successor is a United States corporation, (ii) it assumes all the obligations of the Company under the Debentures and the Indenture, and
(iii) after such transaction no Event of Default exists (Article 5).

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least two-thirds in principal amount of such then outstanding Debentures, and any existing default or compliance with any provision may be waived with the consent of the holders of at least two-thirds in principal amount of the then outstanding Debentures (Sections 9.02 and 6.04). Without the consent of any holder of the Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to holders of the Debentures in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any holder of the Debentures (Section 9.01 and Paragraph 12). Without the consent of each Debenture holder affected, the Company may not reduce the principal amount of Debentures the holders of which must consent to an amendment of the Indenture; reduce the rate or change the interest payment time of any Debenture; reduce the principal of or change the fixed maturity of any Debenture; make any Debenture payable in money other than stated in the Debenture; make any change in the provisions concerning waiver of Defaults or Events of Default by holders of the Debentures or rights of holders to receive payment of principal or interest; or make any change that adversely affects conversion rights or certain subordination rights (Section 9.02).

TRANSFER AND EXCHANGE

         A holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Debenture selected for redemption. Also, the Registrar is not required to transfer or exchange any Debenture for a period of 15 days before a selection of Debentures to be redeemed (Section 2.06 and Paragraph 10).

         The registered holder of a Debenture may be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

         The Trustee acts as Conversion Agent, Paying Agent and Registrar (Section 12.10).

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign (Article 7).

         The holders of a majority in principal amount of the then outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debentures, unless they shall have offered to the Trustee security and indemnity satisfactory to it (Section 7.01).

RISK FACTORS

         In addition to the other information, the following factors should be considered carefully:

FAILURE TO CONSUMMATE EXCHANGE OFFER

         If the Exchange Offer is not consummated, the Company does not anticipate that it will likely be able to address the acceleration of Debentures. The Debentureholders may file an involuntary petition to commence a Chapter 7 liquidation.

         The Company believes that any protracted bankruptcy case would have material adverse effects on the Company possibly including:

         (a) disruption of business activities by diverting the attention of the Company's senior management to the bankruptcy case or resultant disputes, and eventually terminations, of its contracts with third parties;

         (b) potential for substantial diminution in the value of the Company's assets and its revenues, earnings and cash flow;

         (c) potential adverse impact upon the ability of the Company to obtain the financing necessary for its future operations;

         (d) substantial increase in the cost of restructuring the Company, including the increase in the expenses of professionals normally associated with a bankruptcy case commenced without prior agreement with the Company's major creditors;

         (e) uncertainty as to the ability of the Company to effectuate any such restructuring and, if it is effectuated, the timing thereof;

         (f) interference and delay regarding payments to holders of Debentures and risks associated with subordinated unsecured debt;

         (g) potential for forced liquidation of some of the Company's assets at substantially reduced values and the resulting loss to creditors and others; and

         (h) increased uncertainty and suspicions among the Company's employees and vendors.

         In addition, the Company believes that, because of the importance of continuing stable relations with medical and health professionals and other service and goods providers in the behavioral treatment industry, the Company is particularly susceptible to any adverse reactions these highly sought after constituencies may have to the filing of a bankruptcy petition affecting the Company.

ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN; EXPLANATORY PARAGRAPH IN AUDITORS' REPORT

         The Company's independent auditors have included an explanatory paragraph in their report stating the Consolidated Financial Statements of the Company have been prepared assuming that the Company will continue as a going concern and that the Company's financial condition, because of the acceleration of the Debentures, raises substantial doubts about its ability to continue as a going concern. If the Debentures continue to be accelerated and a judgment is entered against the Company, the Company could be unable to continue to operate as a going concern and it may result in the Company, as its only possible viable alternative, seeking relief under Chapter 11 of the Bankruptcy Code regardless of the present intentions of the Company's Management and Board of Directors to take any other action necessary to avoid a bankruptcy case commencing.

PRIORITIES OF SECURITIES AND OTHER CONSIDERATIONS RELATING TO ANY FUTURE BANKRUPTCY OF THE COMPANY

         Implementation of the Exchange Offer will have significant consequences for the holders of the Company's debt and equity securities in the event of any future bankruptcy of the Company. Certain of these consequences are summarized below. Holders of debt and equity securities are encouraged to seek the advice of their own counsel or advisors with respect to such matters.

         Relative Priorities of Debt Claims and Equity Interests

         The relative rankings of the Company's debt claims and equity interests (excluding debt of its subsidiaries) both before and after giving effect to the Exchange for all of the outstanding Debentures (without reflecting any other transactions) are summarized in the following table. The relative priority of claims of holders of Debentures who do not tender such Debentures pursuant to the Exchange Offer may worsen because new debt or convertible securities, whether secured or unsecured may, in each case, rank senior to the Debentures. In the event the Company incurs additional indebtedness which is senior to the Debentures, the position of the Debentures relative to the new senior indebtedness will worsen. The relative priority of claims of holders of Debentures who tender them for acceptance by the Company, to the extent they receive and retain cash, would be improving in position relative to other creditors, and to the extent they exchange their Debentures for Common Stock their relative position may worsen because all secured and unsecured debt ranks ahead of equity.

               Priority                          Pre-Restructuring                      Post-Restructuring
               --------                          -----------------                      ------------------
                                                  Type and Amount                        Type and Amount
                                                  Outstanding (a)                        Outstanding (b)
Secured Debt (a)
         Senior Secured Debt  . . . . . .      Secured Creditors                 Secured Creditors
                                               ($2,000,000)                      ($7,000,000)

Unsecured Debt (b)
         Senior Debt  . . . . . . . . . .      Various Creditors                 Various Creditors
                                               ($6,362,000)                      ($6,362,000)
         Subordinated Debt  . . . . . . .      Debenture
                                               ($9,538,000)

Equity (c)  . . . . . . . . . . . . . . .      Common Stock                      Common Stock
                                               (2,656,936)                       (2,809,603)

--------------------------
(a) All "secured debt" ranks ahead of all "equity" and, to the extent of the value of the security interest securing any such "secured debt," all "unsecured debt," except to the extent subordination agreements among creditors specify otherwise. To the extent any amount of the "secured debt" is undersecured or becomes unsecured, any such amount will have the relative priority of other "unsecured debt."

(b) All "unsecured debt" ranks ahead of all "equity." Debentures rank pari passu in right of payment with all unsecured debt," which would include trade payables and other general creditors of the Company (except for debts which are, by their terms, subordinated to indebtedness owed under the Debentures). The term pari passu means that such securities rank at the same level of priority for distributions in liquidation and/or bankruptcy, absent other bankruptcy considerations. See, for example "-- Potential Reduction of Claims" below and "Preferences and Fraudulent Conveyance Considerations."

(c) Preferred Stock has priority over Common Stock in right of payment of dividends and in any distribution upon the liquidation, dissolution or winding up of the Company. Preferred Stock may be issued with rights determined by the Board of Directors from time to time.

PREFERENCE AND FRAUDULENT CONVEYANCE CONSIDERATIONS

     Avoidable Preferences

     If a case were to be commenced by or against the Company under the Bankruptcy Code following the consummation of the Exchange Offer, a bankruptcy trustee or the Company, as debtor in possession, could avoid as a preference any transfer of property made by the Company to or for the benefit of a creditor which was made on account of an antecedent debt if such transfer (i) was made within 90 days prior to the date of the commencement of the bankruptcy case or, if the creditor is found to have been an "insider" (as defined in the Bankruptcy Code), within one year prior to the date of commencement of the bankruptcy case; (ii) was made when the Company was insolvent; and (iii) permitted the creditor to receive more than it would have received in a liquidation under Chapter 7 of the Bankruptcy Code had the transfer not been made. Under the Bankruptcy Code, a debtor is presumed to be insolvent during the 90 days preceding the date of commencement of a bankruptcy case. To overcome this presumption, it would need to be shown that at the time the transfers were made, the sum of the Company's debts was less than the fair market value of all of its assets.

     Under the Bankruptcy Code, all or a portion of the property transferred, including any cash payments, to tendering holders of Debentures, as well as any subsequent payment to non-tendering holders of Debentures, could be found to constitute preferences if a bankruptcy case were commenced within the applicable time period following such payments and the other elements discussed above are present. If, following the commencement of a bankruptcy case within the applicable time period, such transfers were found to be preferential transfers, transferees could be ordered to return the full value of such transfers. In such event, transferees would have a general unsecured claim in the Company's bankruptcy case equal to the value of the property returned.

     Fraudulent Conveyances

     If a court in a lawsuit by or on behalf of an unpaid creditor or a representative of creditors, such as a bankruptcy trustee, or the Company, as debtor in possession, were to find that, at the time of consummation of the Exchange Offer (a) the Company received less than reasonably equivalent value in exchange for the consideration given by the Company for any property transferred by the tendering holders of Debentures, and (b) the Company (i) was insolvent or was rendered insolvent as a result of such transfers, (ii) had unreasonably small remaining assets or capital for its business, or (iii) intended to incur, or believed or reasonably should have believed it would incur, debts beyond its ability to pay such debts as they become due, such court could determine that all or a portion of such transfers were avoidable as a "constructive" fraudulent transfer and require the transferees to return to the Company or its bankruptcy trustee the consideration given. The Company believes that because of the reduction in the Company's outstanding indebtedness which will result from each of the other exchanges or transfers described above, a bankruptcy court should find that the Company received reasonably equivalent value for the consideration given by the Company. There can be no assurance, however, that a bankruptcy court would make such a determination.

NO FAIRNESS OPINION

     The Company has not advised Debentureholders to Exchange or to refrain from Exchanging Debentures because, among other reasons, the Company has not obtained a fairness opinion concerning the Exchange Offer from any investment banking firm or an appraisal or any other investigation of the consequences of an Exchange.

HISTORY OF LOSSES AND ANTICIPATED FUTURE LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

     There can be no assurance that the Company will be able to achieve profitability and positive cash flows from operations or that profitability and positive cash flow from operations, if achieved, can be sustained on an ongoing basis. Moreover, if achieved, the level of that profitability or that positive cash flow cannot accurately be predicted.

ADDITIONAL RISK FACTORS WITH RESPECT TO HOLDERS OF DEBENTURES NOT TENDERED IN THE EXCHANGE OFFER

     The Debentures represent the subordinated indebtedness of the Company. The Company may incur indebtedness which is senior to the Debentures in unlimited amounts.

     The Indenture permits the Company, at its election, to redeem the Debentures at 100.00% of the original principal amount (the "face value") at any time before maturity. The original maturity date of the Debentures was April 15, 2010. Provided that the Acceleration of Debentures is effectively rescinded, the maturity date will once again become April 15, 2010, subject to any future conditions affecting maturity. See "Description of Debentures."

     The Debentures are not listed on any Securities Exchange or quoted on NASDAQ. The trading, if any, in the Debentures is limited and sporadic. Presently there are fewer than 50 registered holders of Debentures. Because the Debentures may be, after consummation of the Exchange Offer, held by a more extremely limited number of registered holders, the trading market will become even more limited. These events are likely to have an adverse effect on the overall liquidity and market value of the Debentures.

     The Debentures are general unsecured obligations exclusively of the Company. Since a substantial portion of the Company's and its consolidated subsidiaries' is conducted through certain of such subsidiaries, the cash flow and consequent ability of the Company to satisfy its indebtedness to Debentureholders are dependant, in part, upon the earnings of such subsidiaries and a distribution of those earnings to the Company. The Company's subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to make any payment on the Debentures or to make funds therefor available. Any rights of the Company to receive assets of any subsidiary (and the consequent right of Debentureholders to possibly benefit from participating therein) in any liquidation or reorganization of the subsidiary will be effectively subordinated to the creditors of the subsidiary (including trade creditors) in any liquidation or reorganization of the subsidiary.

DELAY IN COMPLETION OF THE EXCHANGE OFFER

     A foreclosure sale of CareUnit, Inc. pursuant to the Letter Agreement, provided the terms and conditions therein permit a future foreclosure, or the perception by investors, or investment professionals of the possibility that such foreclosure may or would occur, could adversely affect the market price of
the Debentures.   A foreclosure sale is permitted at any time after
approximately September 1, 1995 by the terms of the Letter Agreement if the representative, Mr. Jay H. Lustig, performed substantially all material obligations.

NEED FOR ADDITIONAL FUNDS; UNCERTAINTY OF FUTURE FUNDING

     The Company's negative cash flow from operations has consumed substantial amounts of cash. Payment of amounts due to the holders of 7 1/2% Convertible Subordinated Debentures, which have been accelerated and have become immediately due and payable, also may or will, unless acceleration is rescinded, require substantial amounts of cash. The Company's $2,000,000 Secured Convertible Note Due January 9, 1997 permits acceleration by the holder in the event of non-payment of any other debt of the Company [excluding the Debentures]. In the event of an acceleration of such note, payment of such note would also require substantial amounts of cash. Other indebtedness of the Company provides upon bankruptcy for acceleration or similar rights to collect moneys in advance of their original due date. In the event of a failure to meet all of its obligations on a timely basis under its outstanding indebtedness and in a manner satisfactory to creditors, the Company would continue to be liable for at least the entire principal amount, with interest, of such indebtedness as well as obligations to indemnify debt holders from costs of suit and collection.

     Issuance or reserves of additional equity securities by the Company could result in substantial dilution to then-existing stockholders and Debentureholders receiving Common Stock in the Exchange Offer or on conversion of Debentures. There can be no assurance that any financing will be available and, if available, available on acceptable terms.

DISPOSITION OF ASSETS

     The Company has been required to dispose of various properties in order to raise working capital, and no assurance can be made that such dispositions will not have adverse effects on the Company's financial condition and results of operations or that the Company has sufficient additional assets that could be disposed of in order to fund its capital requirements.

     In connection with the March 3, 1995 Letter Agreement, the Company has agreed to pledge all of the shares of its CareUnit, Inc. subsidiary. The agreement provides that "At 150 days after the date of this Agreement, provided that the Participating Securityholders have in each material respect performed (with opportunity to cure if a cure is possible) their obligations required to be performed hereunder on or prior to such date, and if the Offer has not then been consummated, the Company shall pledge (with the Trustee, or an alternate acceptable to the Company, to act as pledgeholder on terms of a written agreement containing standard terms reasonably acceptable to the Participating Securityholders) all of the Shares as collateral for its obligation to purchase the Securities pursuant to the Offer or otherwise. Such pledge may only be foreclosed upon following 180 days after the date hereof at the request of any Securityholder or the Trustee if the Offer is not consummated on or prior to such date, provided that the Participating Securityholders have in each material respect performed (with opportunity to cure if a cure is possible) their obligations required to be performed hereunder on or prior to such date.
 ... Upon consummation of the Offer, the said pledges shall be released." No assurances can be made that if required the Company will, on a timely basis, satisfy such obligation to consummate the Offer, or that the Company will be able to obtain consents of third parties or to perform other additional or incidental acts in order to consummate the Offer.

DEPENDENCE ON REIMBURSEMENT BY THIRD-PARTY PAYORS

     The Company's ability to succeed in increasing revenues may depend in part on the extent to which reimbursement of the cost of such treatment will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price of medical products and services. As a result of reimbursement changes and competitive pressures, the contractual obligations of the Company have been subject to intense evaluation.

UNCERTAINTY OF PRICING; HEALTHCARE REFORM AND RELATED MATTERS

     The levels of revenues and profitability of healthcare companies may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare through various means. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement governmental controls on the price of healthcare. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for healthcare goods and services may take in response to any healthcare reform proposals or legislation. The Company cannot predict the effect healthcare reforms may have on its business, and assurances cannot be made that any such reforms will not have material adverse effects on the Company.

MANAGEMENT OF EXPANSION

     The Company's anticipated growth and expansion into areas and activities requiring additional medical and administrative expertise, such as managed care, are expected to place increased demands on the Company's resources.
These demands are expected to require the retention of current management and the addition of new management personnel and the development of additional expertise by existing management personnel. The failure to retain or acquire such services or to develop such expertise could have a material adverse effect on the prospects for the Company's success.

MANAGEMENT OF TRANSITION

     The Company's prospects for success depend, to a degree, on its ability to successfully implement its current restructuring plans. The failure of the Company to successfully transition, or any unanticipated or significant delays in such transition, could have a material adverse effect on the Company's business. There can be no assurance that the Company will be able to achieve its planned transition without disruption to its business or that the transitioned Company resulting from the planned business transition will be adequate to sustain future growth by the Company.

SHARES ELIGIBLE FOR FUTURE SALE

     The Company contemplates issuing substantial amounts of equity through private placements and other private transactions including 442,433 shares, the issuance of which has been committed to but not completed, and is pending listing on NYSE, 850,000 shares of Common Stock; 60,000 shares of Preferred Stock, and other equity and debt securities for which the Company is or may be currently seeking shareholder approval, and an aggregate of approximately 793,862 issuable upon the exercise or conversion by holders of outstanding securities. Issuance or these shares, registration thereof pursuant to registration rights or otherwise, and additional sales of these shares could adversely affect the trading prices of the Common Stock.

PRICE VOLATILITY IN PUBLIC MARKET

     The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. Trading prices of securities of companies in the managed care sector have experienced significant volatility. The trading of Debentures in the over-the-counter market is not active. The Debentures are convertible into Common Stock at a price so far in excess of the current market price of Common Stock as to be unattractive to Debentureholders in today's market.

ANTI-TAKEOVER PROVISIONS

     Each share of the Company's Common Stock includes one right on the terms, and subject to the conditions, of the Rights Agreement between the Company and Continental Stock Transfer & Trust Company. The Company's Restated Certificate of Incorporation also provides for 60,000 authorized shares of Preferred Stock, the rights, preferences, qualifications, limitations and restrictions of which may be fixed by the Board of Directors without any further vote or action by the stockholders, which could have the effect of diluting the Common Stock or reducing working capital that would otherwise be available to the Company.

     The Company's Restated Certificate of Incorporation also provides for a classified board of directors, with directors divided into three classes serving staggered terms.

     In addition, the Company's stock option plans generally provide for the acceleration of vesting of options granted under such plans in the event of certain transactions which result in a change of control of the Company.

     In addition, Section 203 of the General Corporation Law of Delaware prohibits the Company from engaging in certain business combinations with interested stockholders. These provisions may have the effect of delaying or preventing a change in control of the Company without action by the stockholders, and therefore could adversely affect the price of the Company's Common Stock.

TAXES

     The Company has claimed entitlement to a tax refund for the 1994 taxable year of $9.4 million based on federal income tax deductions on account of specified liability losses defined in Section 172(f) of the Internal Revenue Code of 1986, as amended (the "Code") and expects to receive a refund of taxes for the 1994 tax year prior to October 15, 1995. The Company's tax returns in earlier tax years also have been amended based on federal income tax deductions arising from carrybacks of specified liability losses defined in Section 172(f), also. The Company's obligations to the Internal Revenue Service ("IRS") for amounts currently due and payable to the IRS pursuant to a settlement agreement relating to tax years 1987 through 1991 will not be decreased by the tax- refund claim or claims based on amended earlier-year returns. Section 172(f) is an area of the federal income tax law without substantial legal precedent. There may be opposition by the IRS to such claims, and no assurances can be made of the ability to claim such deductions or refunds. With regard to the that prior-year tax returns that have been or will be amended in order to utilize some of the claimed deductions, neither the Company nor the IRS will be foreclosed.

     The Company's ability to use any Net Operating Losses may be subject to limitation in the event that the Company issues or agrees to issue substantial amounts of additional equity.

     The Company may be unable to utilize some or all of its allowable tax deductions or losses, which depends upon factors including the availability of sufficient net income from which to deduct such losses during limited carryback and carryover period.


                          INTERESTS OF CERTAIN PERSONS

     The directors and executive officers who served the Company since June 1, 1994 have no substantial interest, direct or indirect, by security holdings or otherwise, in the approval or disapproval of Rescission of Acceleration or the Waiver of Events of Default and Instruction not to Pursue Remedies, except as holders of Common Stock generally.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning beneficial ownership of Common Stock. Such information is given as of August 21, 1995, the record date. At the record date, 2,214,503 shares of Common Stock were outstanding; entitled to one vote per share. According to rules adopted by the Securities and Exchange Commission, "beneficial ownership" of securities for this purpose is the power to vote them or to direct their investment. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                      Amount and Nature of              Percent
    Name of Beneficial Owner          Beneficial Ownership             of Class
-------------------------------       --------------------             --------
William H. Boucher                             5,000 (9)                    *
J. Marvin Feigenbaum                           5,000 (9)                    *
Lindner Funds (1)                            586,700                     20.9
Drew Q. Miller                                21,000 (10)                   *
Rudy R. Miller                                 5,000 (9)                    *
James R. Moriarty (2)                        172,500                      7.2
W. James Nicol                                 5,056 (3)                    *
Richard C. Perry(5)                          200,000                      8.3
Kerri Ruppert                                 19,036 (6)                    *
Chriss W. Street                              84,060 (7)                  3.7
All executive officers and
  directors as a group (7 persons)           144,152 (8)                  6.1

_________________
(1) The mailing address of Lindner Funds is c/o Ryback Management Corporation, 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105. Includes approximately 336,700 shares currently reserved for issuance upon conversion of a Secured Convertible Note dated January 9, 1995. Lindner Funds, as described in its Schedule 13G, holds the shares and convertible debt in more than one fund.
(2) The mailing address of James R. Moriarty is 1111 Bagbe, Suite 1950, Houston, Texas 77002-2546.
(3) Includes 56 shares held by Mr. Nicol's spouse as custodian for his three minor children, all of whom reside with Mr. Nicol, and 5,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.
(5) Mr. Perry is President of Perry & Co., 2635 Century Parkway, N.E., Suite 1000, Atlanta, Georgia 30345.
(6) Consists of 19,036 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.
(7) Includes 6,560 shares held directly and 77,500 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.
(8) Includes a total of 131,536 shares subject to outstanding options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.
(9) Includes 5,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.
(10) Includes 1,000 shares held directly and 20,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

INCORPORATION BY REFERENCE

         PROVIDED HEREWITH, FOR THE PURPOSE OF PROVIDING DEBENTUREHOLDERS INFORMATION REGARDING THE DEBENTURES, THE EXCHANGE OFFER, THE RESCISSION OF ACCELERATION, RISK FACTORS, AND OTHER FACTORS, IS THE COMPANY'S OFFERING CIRCULAR RELATED TO THE DEBENTURE EXCHANGE OFFER. PROVIDED HEREWITH, FOR THE PURPOSE OF PROVIDING DEBENTUREHOLDERS WITH SUBSTANTIALLY THE FINANCIAL INFORMATION THAT ITEM 13 OF SCHEDULE 14A UNDER THE SECURITIES EXCHANGE ACT IDENTIFIES, IS THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS RELATED TO THE FISCAL YEAR ENDED MAY 31, 1995. ONLY THE FINANCIAL STATEMENTS, NOTES THERETO, AND OTHER SELECTED FINANCIAL INFORMATION AND THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE ANNUAL REPORT ARE INCORPORATED HEREIN.

         MANAGEMENT RECOMMENDS A CONSENT OR VOTE FOR PROPOSALS 1 AND 2.


                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       Kerri Ruppert
                                       Secretary

September __, 1995
Chesterfield, Missouri

                            [FORM OF FRONT OF CARD]

                         COMPREHENSIVE CARE CORPORATION

                                    CONSENT


CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.   The Board of
Directors of Comprehensive Care Corporation RECOMMENDS CONSENT on every proposal.

Debentureholders should not send any Debenture Certificates with this Consent card. Debentureholders are urged to mark, sign, date and mail promptly this Consent card in the envelope provided. Consents must be received at the address of the Trustee by 5:00 p.m. Los Angeles time, on October 11, 1995, unless the deadline is extended without further notice.

THIS CONSENT CARD IS INTENDED TO OBTAIN CONSENT; AND THIS CARD SHALL BE DEEMED TO INDICATE A CONSENT IF NOT INDICATED TO THE CONTRARY.

EACH CONSENT MUST BE SIGNED AND DATED.

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please do not forget to sign and date this Consent card.

                             [FORM OF BACK OF CARD]

PLEASE INDICATE APPROVAL BELOW to AS RECOMMENDED BY MANAGEMENT AND THE BOARD OF DIRECTORS

PROPOSAL 1:         / / APPROVE         / / DISAPPROVE            / / ABSTAIN
Proposal 1.  To give notice to Bank of America National Trust and Savings
             Association (the "Trustee") to rescind the acceleration of the Securities, which consent would be in the form of the Notice of Rescission, a form of which has been provided to me, or in modified form approved by the agents and attorneys in fact named herein.

PROPOSAL 2:         / / APPROVE         / / DISAPPROVE            / / ABSTAIN
Proposal 2.  To waive as to the undersigned's Debentures all Events of Default under the Debentures (other than the payment of interest, subject to my further right to waive interest by tendering Debentures) and to instruct the Trustee to forebear from effecting any remedy for the Events of Default until completion of an Exchange Offer on the instruction of holders of a majority of Debentures in outstanding principal amount.

SIGNATURE(S)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date:                                                               , 1995
     ---------------------------------------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Chriss W. Street, Drew Q. Miller, Kerri Ruppert, or any of them, with power of substitution to each, are hereby authorized as agents and attorneys-in-fact to give notice or direction to the Trustee which the undersigned would be entitled to give if personally present on all proposals unless indicated to the contrary unless a "Disapprove" or "Abstain" is indicated. The attorneys-in-fact are authorized to act in their discretion.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE RESCISSION OF ACCELERATION AND "FOR" APPROVAL OF WAIVER OF EVENTS OF DEFAULT. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" THE FOREGOING PROPOSAL.

                                                                Exhibit (a)(iii)



                      NOTICE OF RESCISSION OF ACCELERATION

THIS NOTICE OF RESCISSION OF ACCELERATION IS SOLICITED BY THE MANAGEMENT AND BOARD OF DIRECTORS OF COMPREHENSIVE CARE CORPORATION.




                              September ___, 1995




Bank of America National Trust and Savings Association
Corporate Trust Administration #8510
333 South Beaudry Avenue, 25th Floor
Los Angeles, California  90017


      Re:  Comprehensive Care Corporation 7-1/2%
           Convertible Subordinated Debentures Due
           April 15, 2010 (herein called the "Securities")


Dear Ladies and Gentlemen:

      This Notice of Rescission of Acceleration is delivered pursuant to Section
6.02 of that certain Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee") governing the Securities, as defined in the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture. The undersigned Holder hereby notify the Trustee that the Holder elects to rescind both the acceleration of the Securities (Pursuant to the written notices delivered to the Trustee and the Company by the Holders of more than 25% in principal amount of the then outstanding Securities there was a declaration of the principal and interest of the Debentures to be due and payable immediately) and also the consequences of such acceleration, such rescission to be effective immediately upon (1) the Company's cure of the Event of Default referenced in the Trustee's notice dated November 22, 1994, to the Holders, (2) the Company's cure of the Event of Default referenced in the Trustee's notice dated May 23, 1995, to the Holders, and (3) the Trustee's receipt of Notices of Rescission of Acceleration from Holders of a majority in principal amount of the outstanding Securities.

      This Notice of Rescission of Acceleration shall remain in effect, and be binding on successors and assigns, to and including ____________, 1995, unless the Trustee is notified in writing prior thereto that the undersigned Holder has rescinded this Notice of Rescission of Acceleration.

      Executed by the undersigned as of the date set forth above. (Please fill in the date on the first page on this Notice of Rescission of Acceleration.)

                        NAME OF HOLDER AS LISTED IN THE
                        TRUSTEE'S SECURITIES REGISTER
                        (Please Print):



                        --------------------------------------------------------

                        Holder's Tax ID No.:
                                            ------------------------------------
                        Security No. (if available)
                                                   -----------------------------

                        SIGNATURE LINES FOR HOLDER:



                        --------------------------------------------------------

                        Name (please print):
                                            ------------------------------------

                        Title (if applicable):
                                              ----------------------------------


                        --------------------------------------------------------
                        Name (please print):
                                            ------------------------------------

                        Title (if applicable):
                                              ----------------------------------

                                                                 EXHIBIT (a)(iv)

                                 FOURTH NOTICE
                               TO THE HOLDERS OF
                         COMPREHENSIVE CARE CORPORATION
                   7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                    DUE APRIL 15, 2010 (CUSIP NO. 204620AA6)
                               (THE "SECURITIES")


       THIS FOURTH NOTICE IS HEREBY given to the Holders of the above-referenced Securities, as provided for under the Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee"), that, as more fully described below, the Company has delivered to the Trustee, and has requested the Trustee to mail to the Holders, both (1) the enclosed notice from the Company setting October __, 1995, as the special record date for the interest payments on the Securities which the Company failed to make on October 17, 1994, and on April 17, 1995, and also setting October 16, 1995 as the payment date for such interest payments on the Securities and interest on the interest from the date of the missed payment, and which is also the payment date for the next semi- annual interest payment (the "Company Notice"), and (2) the enclosed Notice of Rescission of Acceleration.
Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Indenture.

       As the Holders are aware, on November 22, 1994, the Trustee notified the Holders by mail (the "First Notice") that an Event of Default had occurred under the Indenture in that the Company had failed to make its interest payment on the Securities which was due and payable on October 17, 1994, and had continued to fail to make such missed interest payment for a period of 30 days. On February 13, 1995, the Trustee notified the Holders by mail (the "Second Notice") that
(1) the Holders of at least 25% in principal amount of the then outstanding Securities had, pursuant to Section 6.02 of the Indenture, by written notice to the Company and the Trustee declared the principal of and accrued interest on all the Securities to be immediately due and payable, and (2) the Company had delivered to the Trustee, and had requested the Trustee to mail to the Holders, both a notice from the Company and a Notice of Rescission of Acceleration. In order to rescind the acceleration of the Securities pursuant to Section 6.02 of the Indenture, the Holders of at least a majority in principal amount of the then outstanding Securities had to execute and return to the Trustee such Notice of Rescission of Acceleration by 1:00 p.m., Los Angeles, California time on February 28, 1995. The requisite number of Holders did not so execute and return to the Trustee such Notice of Rescission of Acceleration. As the Holders are aware, on May 23, 1995, the Trustee notified the Holders by mail (the "Third Notice") that another Event of Default had occurred under the Indenture in that the Company had failed to make its interest payment on the Securities which was due and payable on April 17, 1995, and had continued to fail to make such missed interest payment for a period of 30 days.

       Section 6.02 of the Indenture provides that "[t]he Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if any existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration." The Trustee has not as of this date been notified of any judgment or decree with which a rescission of the acceleration of the Securities would conflict; and as of this date the only existing Events of Default of which the Trustee has been notified is the failure of the Company to make the interest payments on the Securities which became due and payable on October 17, 1994, and on April 17, 1995.

       The Company has delivered to the Trustee, and has requested the Trustee to mail to the Holders, both (1) the enclosed Company Notice setting October __, 1995, as the special record date for the interest payments on the Securities which the Company failed to make on October 17, 1994, and on April 17, 1995, and also setting October 16, 1995, as the payment date for such interest payments on the Securities which the Company failed to make on October 17, 1994, and on April 17, 1995, and (2) the enclosed Notice of Rescission of Acceleration. Please note that, as set forth in the Company Notice, the Company's payment of the missed October 17, 1994 interest payment (together with interest thereon from and including October 15, 1994, and to but not including October 16, 1995) and of the missed April 17, 1995 interest payment (together with interest thereon from and including April 15, 1995, and to but not including October 16, 1995) is expressly conditioned, subject to waiver by the Company of such condition, upon the effective rescission of the acceleration of the Securities by Holders of a majority in principal amount of the currently outstanding Securities executing and returning to the Trustee the enclosed Notice of Rescission of Acceleration on or before 5:00 p.m., Los Angeles, California time on or before October __, 1995. The Company has expressly reserved its right to postpone the record and payment dates for interest if required by law.

       If a Holder wants the principal of and accrued interest on all the Securities to remain immediately due and payable, a Holder does not need to do anything. If a Holder wants to rescind the acceleration of the principal of and interest on the Securities, a Holder must execute the enclosed Notice of Rescission of Acceleration and return that executed Notice of Rescission of Acceleration to the Trustee at the address for the Trustee set forth in the following paragraph. An executed Notice of Rescission of Acceleration must be received by the Trustee by no later than 5:00 p.m., Los Angeles, California time, on October __, 1995, or a subsequent date established by the Company in connection with the postponement of the payment date.

       The Company has informed the Trustee that the Company [has mailed or will be mailing on September __, 1995,] to the Holders an offer by the Company to exchange for the currently outstanding Securities with cash and common stock of the Company. The Company has further informed the Trustee that such offer by the Company is being made pursuant to the March 3, 1995, agreement between the Company and an ad hoc committee of Holders.

       The Trustee will continue with its duties under the Indenture and will monitor developments in this matter and intends to communicate with the Holders of the Securities as it deems appropriate as it learns of developments concerning this matter. Any directions or inquiries regarding this matter should be directed to Ms. Sandy Chan, Trust Officer, Bank of America National Trust and Savings Association, Corporate Trust Administration, Department #8510, 333 South Beaudry Avenue, 25th Floor, Los Angeles, California 90017, telephone:
(213) 345-4652.

NOTE: IF YOU ARE A NOMINEE OR A DEPOSITORY AND NOT A BENEFICIAL HOLDER, PLEASE FORWARD COPIES OF THIS NOTICE IMMEDIATELY TO YOUR CLIENTS WHO ARE BENEFICIAL HOLDERS OF THE SECURITIES.

Dated:         September __, 1995

                                     BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION, as Trustee

                                                                  EXHIBIT (a)(v)

                        [COMPREHENSIVE CARE LETTERHEAD]


To: Holders of Comprehensive Care Corporation 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Securities")


NOTICE IS HEREBY given, pursuant to Section 2.12 of that certain
Indenture dated as of April 25, 1985 (the "Indenture"), between Comprehensive Care Corporation (the "Company") and Bank of America National Trust and Savings Association (the "Trustee"), that the Company intends to pay on a business day during the period from October 9, 1995 through October 16, 1995 (the "Payment Date"), the aggregate amount of three interest payments, and default interest on each missed payment, calculated as follows: (1) the interest payment on the Securities in the aggregate amount of $____________________ ($__________ per each $1,000 of principal amount of a Security) which was due and payable by the Company on October 17, 1994, together with interest on such missed interest payment (at the rate of 7 1/2% per annum from and including October 15, 1994, and to but not including the Payment Date, as applicable) in the aggregate amount of $____________________ ($__________ per each $1,000 of principal amount of a Security) if such payment is made on October 16, 1995, plus $____________________ ($__________ per each $1,000 of principal amount of a
Security) for each day (based on a 30-day month) after October 15, 1995 that such payment is made; and (2) the interest payment on the Securities in the aggregate amount of $____________________ ($__________ per each $1,000 of principal amount of a Security) which was due and payable by the Company on April 17, 1995, together with interest on such missed interest payment (at the rate of 7 1/2% per annum from and including April 15, 1995, and to but not including the Payment Date, as applicable) in the aggregate amount of $____________________ ($__________ per each $1,000 of principal amount of a
Security) if such payment is made on October 16, 1995, $____________________ ($__________ per each $1,000 of principal amount of a Security) plus $____________________ ($__________ per each $1,000 of principal amount of a
Security) for each day after October 15, 1995, that such payment is made.
Such payment by the Company will be made to Holders in whose name a Security is registered as of October __, 1995. Such payment by the Company is conditioned upon the effective rescission of the acceleration of the Securities by Holders of a majority in principal amount of the outstanding Securities executing and delivering to the Trustee the enclosed Notice of Rescission of Acceleration by no later than 5:00 p.m., Los Angeles, California time, on October __, 1995.
The enclosed Offering Circular and Proxy Statement and other materials contain significant information relating to the Exchange Offer for Debentures and the Notice of Rescission of Acceleration, which you should review and become familiar with.

Dated:  September __, 1995

                              COMPREHENSIVE CARE CORPORATION, a Delaware corporation


                              By:
                                  ----------------------------------------------
                                  Its:
                                       -----------------------------------------


                                       1